UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2010

Plug Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27527	22-3672377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (518) 782-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 8, 2009, Plug Power Inc. (the "Company") received a deficiency notice from The Nasdaq Stock Market ("Nasdaq") stating that the Company no longer complied with Nasdaq Marketplace Rule 5450(a)(1), for listing on The Nasdaq Global Market, because the bid price of the Company's common stock closed below the required minimum $1.00 per share for 30 consecutive business days. The notice also indicated that, in accordance with Marketplace Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until June 7, 2010, to regain compliance with Rule 5450(a)(1).

On June 7, 2010 after the market close, the Company received a letter from Nasdaq stating that the Company had not regained compliance with Rule 5450(a)(1) within the 180 calendar days, but that the Company had met all initial listing criteria for The Nasdaq Capital Market, except for the minimum bid price. As a result, effective as of June 7, 2010, the Company's listing was transferred to The Nasdaq Capital Market and its common stock continues to trade under the symbol PLUG. In accordance with Marketplace Rule 5810(c)(3)(A)(i), the Company has an additional 180 calendar days, or until December 6, 2010, to regain compliance with the minimum bid price requirement for The Nasdaq Capital Market under Marketplace Rule 5550(a)(2).

If at any time before December 6, 2010, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has regained compliance.

If the Company has not regained compliance with the minimum bid price requirement by December 6, 2010, Nasdaq will notify the Company that its securities will be delisted. The Company may appeal the delisting determination to a Nasdaq hearing panel and the delisting will be stayed pending the panel's determination. At such hearing, the Company would present a plan to regain compliance and Nasdaq would then subsequently render a decision. The Company intends to monitor the bid price for its common stock and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

A copy of the Company's press release announcing the notice received from The Nasdaq Stock Market is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit Number	Title
99.1	Press Release of Plug Power Inc. dated June 8, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power, Inc.
Date: June 8, 2010	By: /s/ ANDREW MARSH Andrew Marsh President and Chief Executive Officer